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                                                                EXHIBIT 10.21.1

                             STOCKHOLDERS AGREEMENT


       THIS STOCKHOLDERS AGREEMENT (this "Stockholders Agreement") dated as of October 16, 1996, is entered into by and among Capstar Broadcasting Partners, Inc., a Delaware corporation (the "Company"), and the securityholders listed on the signature pages hereof (collectively, the "Holders"), and Hicks, Muse, Tate & Furst Incorporated, a Texas corporation ("HMTF").

       In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

       Section 1.1   Definitions.

       "Accredited Investor" means an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

       "Additional Securities" shall have the meaning set forth in Section 7.1 hereof.

       "Advice" shall have the meaning provided in Section 3.5 hereof.

       "Affiliate, means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person.

       "Appraised Value" means, as to any Securities, the fair market value of such Securities at the date of the Purchase Notice as determined by an Independent Financial Expert selected by HMTF; provided, however, if R. Steven Hicks shall object to such determination within 10 days after being notified thereof by HMTF, R. Steven Hicks shall within such ten-day period select an Independent Financial Expert to determine the fair market value of such Securities on behalf of R. Steven Hicks. In the event that the Independent Financial Experts selected by each of HMTF and R. Steven Hicks cannot agree on the fair market value of such Securities, then the two Independent Financial Experts shall mutually select a third Independent Financial Expert to determine the fair market value of such Securities, and the value selected by such third firm shall be binding on all the parties hereto. Each such Independent Financial Expert may use any customary method of determining fair market value. The cost of the Independent Financial Expert selected by HMTF shall be paid by HMTF, the cost of the Independent Financial Expert, if any, selected by R. Steven Hicks shall be paid by R. Steven Hicks, and the cost of the Independent Financial Expert, if any, mutually selected by the two Independent Financial Experts appointed by each of HMTF and R. Steven Hicks shall be paid one-half by HMTF and one-half by R. Steven Hicks.

       "Authorization Date" shall have the meaning set forth in Section 5.3 hereof.

       "Business Day" means a day that is not a Legal Holiday.

       "Capstar L.P." means Capstar Broadcasting Partners, L.P., a Delaware limited partnership.

       "Change of Control" means the first to occur of the following events:
(i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets
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of the Company to any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "Group"), other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

       "Common Stock" means shares of the Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

       "Common Stock Equivalents" means, other than the Warrant, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Company and securities convertible or exchangeable into Common Stock of the Company, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

       "Company" shall have the meaning set forth in the introductory paragraph hereof.

       "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on October 17, 1996, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a member of the HMC Group.

       "Co-Seller" shall have the meaning set forth in Section 4.1 hereof.

       "Demand Registration" shall have the meaning set forth in Section 3.1.1 hereof.

       "Demand Request" shall have the meaning set forth in Section 3.1.1.
hereof.

       "Disqualifying Event" shall mean the removal of R. Steven Hicks as a director of the Company or any of its Subsidiaries for cause under the General Corporation Law of the State of Delaware.

       "Election Notice" shall have the meaning set forth in Section 5.3 hereof.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

       "Excluded Registration" means a registration under the Securities Act of
(i) a registration to effect a Qualified IPO if such registration only includes equity securities to be issued by the Company and does not include any equity securities for the account of any other securityholder of the Company, (ii) securities pursuant to one or more Demand Registrations pursuant to Section 3 hereof, (iii) securities registered on Form S-8 or any similar successor form and (iv) securities registered to effect the acquisition of or combination with another Person.

       "Fully-Diluted Common Stock" means, at any time, the then outstanding Common Stock of the Company plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the





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passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of (i) all then outstanding Common Stock Equivalents and (ii) the Warrant.

       "HMC Group" means HMTF and its Affiliates (including Capstar L.P.) and its and their respective officers, directors, and employees (and members of their respective families (other than R. Steven Hicks) and trusts for the primary benefit of such family members).

       "HMC Group Designee" shall have the meaning set forth in Section 2.1.1 hereof.

       "HMTF" shall have the meaning set forth in the introductory paragraph hereof.

       "Holders" shall have the meaning set forth in the introductory paragraph hereof and shall include any direct or indirect transferee of any such Holder who shall become a party to this Stockholders Agreement.

       "Independent Financial Expert" means any investment bank which is registered as a broker dealer under the Exchange Act and has aggregate net capital of at least $50 million.

       "Inspectors" shall have the meaning provided in Section 3.4 hereof.

       "Legal Holiday" shall have the meaning provided in Section 9.2 hereof.

       "Material Adverse Effect" shall have the meaning provided in Section
3.1.4 hereof.

       "NASD" shall have the meaning provided in Section 3.4 hereof.

       "New Shares" shall have the meaning set forth in Section 8.1 hereof.

       "New Warrant" shall have the meaning set forth in Section 8.1 hereof.

       "Non-HMC Group Holder" means each Holder other than Capstar L.P.

       "Offer Notice" shall have the meaning set forth in Section 7.1 hereof.

       "Offered Securities" shall have the meaning provided in Section 5.3 hereof.

       "Participation Offer" shall have the meaning provided in Section 4.2 hereof.

       "Permitted Transfer" means (i) a transfer upon the death of a Holder to such Holder's executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) a gift made by a Holder to the spouse or natural or adoptive children or stepchildren of such Holder, or to a trust established for the benefit of one or more of such persons, (iii) a transfer made by Holder to a corporation at least 80% of the capital stock of which is owned by such Holder, or (iv) a pledge or hypothecation of shares of Common Stock by a Holder to a bank or other financial institution in connection with financing for the Company; provided that in each case the proposed transferee (x) shall execute and deliver to the Company and HMTF a written agreement pursuant to which such transferee agrees to be bound by this Agreement and (y) except in the case of clause (i) or (ii) above, certifies to the reasonable satisfaction of the Company that such transferee is an Accredited Investor.





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       "Person" or "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

       "Preemptive Rights Offer" shall have the meaning set forth in Section
7.1 hereof.

       "Preemptive Rights Transaction" shall have the meaning set forth in
Section 7.1 hereof.

       "Purchase Option" shall have the meaning provided in Section 6.1.

       "Qualified IPO" means a firm commitment underwritten public offering of Common Stock for cash pursuant to a registration statement under the Securities Act where the aggregate proceeds to the Company prior to deducting any underwriters' discounts and commissions from such offering and any similar prior public offerings exceed $10 million.

       "Records" shall have the meaning provided in Section 3.4 hereof.

       "Registrable Shares" means at any time (i) the Common Stock of the Company owned by the HMC Group or the Holders, whether owned on the date hereof or acquired hereafter and (ii) the Warrant Shares; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (y) which have been sold to the public pursuant to Rule 144 of the SEC under the Securities Act.

       "Registration Expenses" shall have the meaning provided in Section 3.6 hereof.

       "Regulation D" means Regulation D promulgated under the Securities Act by the SEC.

       "Requesting Holder" shall have the meaning provided in Section 3.1.5 hereof.

       "Required Filing Date, shall have the meaning provided in Section 3.1.1(b) hereof.

       "Required Holders" means Holders who then own beneficially more than 66-2/3% of the aggregate number of Registrable Shares.

       "Rights Holder" shall have the meaning set forth in Section 7.1 hereof.

       "SEC" means the Securities and Exchange Commission.

       "Securities" means the Common Stock, the Warrant Shares, the Warrant and any New Warrant.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

       "Seller Affiliates" shall have the meaning provided in Section 3.7.1 hereof.

       "Significant Sale" shall have the meaning provided in Section 4.1 hereof.

       "Stockholders Agreement" means this Stockholders Agreement, as such from time to time may be amended.





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       "Subsidiary" of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and
(ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

       "Suspension Notice" shall have the meaning provided in Section 3.5 hereof.

       "Transfer" means any disposition of any Security or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

       "Transfer Notice" shall have the meaning provided in Section 5.3 hereof.

       "Warrant" means that certain Warrant dated October 16, 1996, for 9,300,000 shares of Common Stock, issued by the Company to R. Steven Hicks.

       "Warrant Shares" means shares of Common Stock issuable to a Holder upon the exercise of the Warrant or any New Warrant.

       Section 1.2 Rules of Construction. Unless the context otherwise requires

              (1)    a term has the meaning assigned to it;

              (2)    "or" is not exclusive;

              (3) words in the singular include the plural, and words in the plural include the singular;

              (4)    provisions apply to successive events and transactions;
       and

              (5) "herein," "thereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                MANAGEMENT OF THE COMPANY AND CERTAIN ACTIVITIES

       Section 2.1   Board of Directors.

       2.1.1 Board Representation. Subject to Section 2.1.3, the Board of Directors of the Company shall consist of such individuals as may be designated from time to time by the HMC Group (an "HMC Group Designee"); provided, however, that so long as (A) no Disqualifying Event shall have occurred and (3) either (i) R. Steven Hicks shall be serving as President and Chief Executive Officer of the Company or (ii) R. Steven Hicks and his Affiliates (provided that R. Steven Hicks shall have all voting rights with respect to the shares of Common Stock held by such Affiliates) shall own of record and beneficiary Common Stock and Warrant Shares equal to not less than 3% of the Fully-Diluted Common Stock, appropriately adjusted for stock splits, stock dividends and stock combinations, one of the HMC Group Designees shall be R. Steven Hicks. Each Holder shall vote his or its shares of Common Stock at any regular or special meeting





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of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Agreement (including without limitation the election of persons designated by the HMC Group to be elected as directors as described in the preceding sentence) and to ensure that the certificate of incorporation and bylaws as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement. In order to effectuate the provisions of this
Section 2, each Holder hereby agrees that when any action or vote is required to be taken by such Holder pursuant to this Agreement, such Holder shall use his or its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to Section 228(a) of the General Corporation Law of the State of Delaware.

       2.1.2 Vacancies. If, prior to his election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any HMC Group Designee shall be unable or unwilling to serve as a director of the Company, the HMC Group shall be entitled to nominate a replacement who shall then be an HMC Group Designee for purposes of this Section 2. If, following an election to the Board of Directors of the Company pursuant to Section 2.1.1 hereof, any HMC Group Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the HMC Group shall, within 30 days of such event, notify the Board of Directors of the Company in writing of a replacement HMC Group Designee, and either (i) the Holders shall vote their shares of Common Stock, at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement HMC Group Designee to fill the unexpired term of the HMC Group Designee who such new HMC Group Designee is replacing or (ii) the Board of Directors shall elect such replacement HMC Group Designee to fill the unexpired term of the HMC Group Designee who such new HMC Group Designee is replacing. If the HMC Group requests that any HMC Group Designee be removed as a Director (with or without cause) by written notice thereof to the Company, then the Company shall take all actions necessary to effect, and each of the Holders shall vote all its or his capital stock in favor of, such removal upon such request; provided, however, that R. Steven Hicks may not be removed as a Director without cause so long as (i) the right of the HMC Group to designate directors under Section
2.1.1 shall not have been terminated pursuant to Section 2.1.3 and (ii) he is entitled to be an HMC Group Designee under Section 2.1.1.

       2.1.3 Termination of Rights. The right of the HMC Group to designate directors under Section 2.1.1, and the obligation of the Holders to vote their shares as provided herein, shall terminate upon the first to occur of (i) the termination or expiration of this Stockholders Agreement or this Article 2,
(ii) such time as the HMC Group elects in writing to terminate its rights under this Article 2, or (iii) such time as the HMC Group cease to own any shares of Common Stock.

       2.1.4 Costs and Expenses. The Company will pay all reasonable out-of-pocket expenses incurred by the designees of the HMC Group in connection with their participation in meetings of the Board of Directors (and committees thereof) of the Company and the Boards of Directors (and committees thereof) of the Subsidiaries of the Company.

       Section 2.2 Other Activities of the Holders; Fiduciary Duties. It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Stockholders Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Agreement,





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express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders.



                                   ARTICLE 3

                              REGISTRATION RIGHTS

       Section 3.1   Demand Registration.

       3.1.1  Request for Registration.

              (a) At any time after the consummation of a Qualified IPO, any Holder or Holders may request the Company, in writing (a "Demand Request"), to effect the registration under the Securities Act of all or part of its or their Registrable Shares (a "Demand Registration"); provided that the Registrable Shares proposed to be sold by the Holders requesting a Demand Registration (the "Requesting Holders," which term shall include parties deemed "Requesting Holders" pursuant to Section
       3.1.5 hereof) represent, in the aggregate, more than 35% of the total number of Registrable Shares held by all Holders.

              (b) Each Demand Request shall specify the number of Registrable Shares proposed to be sold. Subject to Section 3.1.6, the Company shall file the Demand Registration within 90 days after receiving a Demand Request (the "Required Filing Date") and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, that the Company need effect only three Demand Registrations; provided, further, that if any Registrable Shares requested to be registered pursuant to a Demand Request under this Section 3.1 are excluded from a registration pursuant to Section 3.1.4 below, the Holders shall have the right, with respect to each such exclusion, to one additional Demand Registration under this Section 3.1 with respect to such excluded Registrable Shares.

       3.1.2 Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holders withdraw all their Registrable Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all Registration Expenses, as hereinafter defined, in connection with such withdrawn registration); provided, that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a Demand Registration.

       3.1.3 Selection of Underwriters. The offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Requesting Holders of a majority of the Registrable Shares to be registered in a Demand Registration shall select the investment banking firm or firms to manage the underwritten offering; provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

       3.1.4 Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company) other than a Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing





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that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect"). Furthermore, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Company is so advised can be sold in such offering without a Material Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

       3.1.5 Rights of Nonrequesting Holders. Upon receipt of any Demand Request, the Company shall promptly (but in any event within 10 days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within 20 days of their receipt of the Company's notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 3.1.

       3.1.6 Deferral of Filing. The Company may defer the filing (but not the preparation) of a registration statement required by Section 3.1 until a date not later than 180 days after the Required Filing Date (or, if longer, 180 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 3.1.6 shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 3.1.6, the Company shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section
3.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement. The Company may defer the filing of a particular registration statement pursuant to this Section 3.1.6 only once.





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       Section 3.2   Piggyback Registrations.

       3.2.1 Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of Registrable Shares, the Company shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than 30 days prior to the effective date of the Company's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its or his Registrable Shares in such registration statement, subject to the limitations contained in Section 3.2.2 hereof. Each Holder who desires to have its or his Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 20 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this
Section 3.2.1 by giving written notice to the Company of such withdrawal. Subject to Section 3.2.2 below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

       3.2.2 Priority on Registrations. If the Registrable Shares requested to be included in the registration statement by any Holder differ from the type of securities proposed to be registered by the Company and the managing underwriter advises the Company that due to such differences the inclusion of such Registrable Shares would cause a Material Adverse Effect, then (i) the number of such Holder's or Holders' Registrable Shares to be included in the registration statement shall be reduced to an amount which, in the judgment of the managing underwriter, would eliminate such Material Adverse Effect or (ii) if no such reduction would, in the judgment of the managing underwriter, eliminate such Material Adverse Effect, then the Company shall have the right to exclude all such Registrable Shares from such registration statement provided no other securities of such type are included and offered for the account of any other Person in such registration statement. Any partial reduction in number of Registrable Shares to be included in the registration statement pursuant to clause (i) of the immediately preceding sentence shall be effected pro rata based on the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If the Registrable Shares requested to be included in the registration statement are of the same type as the securities being registered by the Company and the managing underwriter advises the Company that the inclusion of such Registrable Shares would cause a Material Adverse Effect, the Company will be obligated to include in such registration statement, as to each Holder, only a portion of the shares such Holder has requested be registered equal to the ratio which such Holder's requested shares bears to the total number of shares requested to be included in such registration statement by all Persons who have requested that their shares be included in such registration statement. If as a result of the provisions of this Section 3.2.2 any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person's power and authority to effect such





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transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Person from the sale of his or its Registrable Shares pursuant to such registration.

       3.3 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Company and the Holders agrees, and the Company agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree, not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten business days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

       3.4 Registration Procedures. Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Stockholders Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

       (i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

       (ii) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

       (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section
3.5 and the requirements of the Securities Act and applicable State securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

       (iv) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

       (v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (vi) make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

       (vii) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

       (viii) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

       (ix) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

       (x) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (x) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

       (xi) furnish to each seller underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

       (xii) cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the NASDAQ National Market System if the Registrable Shares so qualify;

       (xiii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

       (xiv) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

       (xv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

       (xvi) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

       (xvii) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

       (xviii)   enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

       (xix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

       3.5 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 3.4(v)(C), such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Section 3.4(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

       3.6 Registration Expenses. All expenses incident to the Company's performance of or compliance with this Article 3 including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that, except as expressed otherwise provided above, in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel, accountants, or other persons retained or employed by the Holders.

       3.7    Indemnification.

       3.7.1 The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by 3.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this
Section 3.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

       3.7.2 In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange
Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 3.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company.

       3.7.3 Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

       3.7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 3.7.1 or Section 3.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 3.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in
Section 3.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 3.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 3.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

       If indemnification is available under this Section 3.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 3.7.1 and Section 3.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 3.7.4.

       3.7.5 The indemnification and contribution provided for under this Stockholders Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

                                   ARTICLE 4

                            TRANSFERS OF SECURITIES

       Section 4.1   Drag Along Rights.

       4.1.1 Applicability. In connection with any Transfer by members of the HMC Group of shares of Common Stock representing more than 50% of the shares of Common Stock then held by the HMC Group (a "Significant Sale"), the HMC Group shall have the right to require each non-selling Holder (each, a "Co-Seller") to Transfer a portion of its Common Stock which represents the same percentage of the Fully-Diluted Common Stock held by such Co-Seller as the shares being disposed of by the HMC Group represent of the Fully-Diluted Common Stock held by the HMC Group. (For example, if the HMC Group is selling 50% of their Fully-Diluted Common Stock position, each Co-Seller shall be required to sell 50% of its Fully-Diluted Common Stock position.) All Common Stock Transferred by Holders pursuant to this Section 4.1 shall be sold at the same price and otherwise treated identically with the Common Stock being sold by the HMC Group in all respects; provided, that the Co-Seller shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) such Co-Seller's ownership of his or its Common Stock to be Transferred free and clear of all liens, claims and encumbrances, (ii) such Co-Seller's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require except that the transferee may not require that each Transferring Co-Seller be an Accredited Investor.

       4.1.2 Notice of Significant Sale. HMTF, on behalf of the HMC Group, shall give each Co-Seller at least 30 days' prior written notice of any Significant Sale as to which the HMC Group intends to exercise its rights under
Section 4.1. If the HMC Group elects to exercise its rights under Section 4.1, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the HMC Group in connection with consummating the Significant Sale (including, without limitation, the voting of any Common Stock or other voting capital stock of the Company to approve such Significant Sale). At the closing of such Significant Sale, each Co-Seller shall deliver certificates for all shares of Common Stock to be sold by such Co-Seller, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

       Section 4.2   Tag Along Rights.

       4.2.1 Applicability. If the HMC Group desires to effect a Significant Sale and it does not elect to exercise its rights under Section 4.1 hereof, then at least 30 days prior to the closing of such Significant Sale, HMTF shall cause the HMC Group to make an offer (the "Participation Offer") to each Co-Seller to include in the proposed Significant Sale a portion of its Common Stock which represent the same percentage of such Co-Seller's Fully Diluted Common Stock as the shares being sold by the HMC Group represent of its Fully-Diluted Common Stock; provided that, if the consideration to be received by the HMC Group includes any securities, only Co-Sellers who have certified to the reasonable satisfaction of HMTF that they are Accredited Investors shall be entitled to participate in such transfer, unless the transferee consents otherwise.

       4.2.2 Terms of Participation Offer. The Participation Offer shall describe the terms and conditions of the proposed Significant Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Co-Seller's execution and delivery of all agreements and other documents as the members of the HMC Group are required to execute and deliver in connection with such Significant Sale (provided that the Co-Seller shall not be required to make any representations or warranties in connection with such sale or transfer other than representations and warranties as to (A) such Co-Seller's ownership of his Common Stock to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Co-Seller's power and authority to effect such transfer and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Co-Seller shall accept the Participation Offer, HMTF shall cause the HMC Group to reduce, to the extent necessary, the number of shares of Common Stock it otherwise would have sold in the proposed transfer so as to permit those Co-Sellers who have accepted the Participation Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 4.2, and HMTF shall cause the HMC Group to transfer and such Co-Sellers shall transfer the number of shares Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

       Section 4.3 Certain Events Not Deemed Transfers. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person constitute a Significant Sale of shares of Common Stock by the HMC Group for purposes of
Section 4.1 or 4.2. In addition, Sections 4.1 and 4.2 hereof shall not apply to any transfer, sale, or disposition of shares of Common Stock solely among members of the HMC Group.

       Section 4.4 Transfer and Exchange. When Securities are presented to the Company with a request to register the transfer of such Securities or to exchange such Securities for Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if the requirements of this Stockholders Agreement for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or its attorney and duly authorized in writing. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

       Section 4.5 Replacement Securities. If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the Company's requirements are met. If required by the Company, such Securityholder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered. The Company may charge such Securityholder for its reasonable out-of-pocket expenses in replacing a Security which has been mutilated, lost, destroyed or wrongfully taken.

                                   ARTICLE 5

                            LIMITATION ON TRANSFERS

       Section 5.1 Restrictions on Transfer. The Securities shall not be Transferred or otherwise conveyed, assigned or hypothecated before satisfaction of (i) the conditions specified in this Section 5.1 and Sections 5.2 through 5.3, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Security and (ii) if applicable, Article 4 hereof. Any purported Transfer in violation of this
Article 5 and/or, if applicable, Article 4 hereof shall be void ab initio and of no force or effect. Except for Transfers subject to Sections 4.1 or 4.2 (it being understood that transactions pursuant to such Sections are not subject to this Article 5) hereof and except for Transfers to the public pursuant to an effective registration statement or sales to the public pursuant to Rule 144 under the Securities Act otherwise permitted hereunder, each Holder will cause any proposed transferee of any Security or any interest therein held by it to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Stockholders Agreement. R. Steven Hicks shall not Transfer, convey, assign or hypothecate any Securities to any Affiliate of R. Steven Hicks or any member of R. Steven Hicks' family unless R. Steven Hicks shall have and retain all voting rights with respect to such Securities.

       Section 5.2   Restrictive Legends.

       5.2.1  Securities Act Legend.  Except as otherwise provided in Section
5.4 hereof, each Security held by a Holder, and each Security issued to any subsequent transferee of such Security, shall be stamped or otherwise imprinted with a legend in substantially the following form:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

       5.2.2 Other Legends. Each Security issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

       THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER ___, 1996, A COPY OF WHICH MAY BE OBTAINED FROM CAPSTAR BROADCASTING PARTNERS, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES.

       Section 5.3   Right of First Refusal.

       5.3.1 Right of First Refusal. Prior to any Transfer or attempted Transfer by any Non-HMC Group Holder of any Securities or Common Stock Equivalents (the "Offered Securities") other than pursuant to a registration under the Securities Act or a Permitted Transfer, the Non-HMC Group Holder of such Offered Securities shall (i) give prior written notice (a "Transfer Notice") to HMTF of such Non-HMC Group Holder's intention to effect such Transfer, describing the terms and conditions of the proposed Transfer, including the identity of the prospective transferee(s), the number of shares of Offered Securities such Non-HMC Group Holder desires to sell and the purchase price. After receipt of the Transfer Notice, HMTF (or as provided in Section 5.3.3, an assignee of HMTF who is a member of the HMC Group) shall have the option for 15 days from the date of receipt of the Transfer Notice to elect to purchase all, but not less than all, of the Offered Securities upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice (the "Election Notice") of such election to such Non-HMC Group Holder within such 15-day period. The Non-HMC Group Holder shall not consummate such Transfer until the earlier to occur of the lapse of the 15-day period or the date on which HMTF (acting for itself or if applicable, its assignee) notifies such Non-HMC Group Holder in writing that it will not exercise its rights under this Section 5.3 (the "Authorization Date"). If neither HMTF (nor any assignee) has elected to purchase all of the Offered Securities or has failed to make a timely election, such Non-HMC Group Holder may Transfer all, but not less than all, of the Offered Securities to the prospective transferee(s) thereof specified in the Transfer Notice, at a price and on terms no more favorable to such prospective transferee(s) than as specified in the Transfer Notice, during the 30-day period immediately following the Authorization Date, provided that, if required by the Company, such Non-HMC Group Holder shall either (i) provide to the Company an opinion reasonably satisfactory to the Company (or supply such other evidence reasonably satisfactory to the Company) that the proposed Transfer may be effected without registration under the Securities Act, or (ii) certify to the Company that the Non-HMC Group Holder reasonably believes that each proposed transferee is a "qualified institutional buyer" and that such Non-HMC Group Holder has taken reasonable steps to make each proposed transferee aware that such Holder may rely on Rule 144A under the Securities Act in effecting such Transfer. Each Security issued upon such Transfer shall bear the restrictive legend set forth in Section 5.2, unless in the reasonable judgment of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. If the Offered Securities are not so transferred within such 30-day period, such Offered Securities must be reoffered to HMTF in accordance with the provisions of this Section 5.3 if such Non-HMC Group Holder still desires to Transfer the Offered Securities.

       5.3.2 Closing. If HMTF (or an assignee) exercises the right to purchase the Offered Securities by timely delivery of the Election Notice, unless otherwise agreed by the Non-HMC Group Holder of the Offered Securities and HMTF, (acting for itself, or if applicable, its assignee) the closing will take place at the offices of the Company in Dallas, Texas on the fifth business day after the date of the Election Notice. At the closing, HMTF (or, if applicable, its assignee) will pay the purchase price set forth in the Transfer Notice in cash (by certified or cashier's check) solely upon such Holder's delivery to HMTF (or, if applicable, its assignee), of valid certificates or agreements evidencing all of the Offered Securities then being purchased pursuant to the Election Notice. Certificates or agreements representing the Offered Securities will be duly endorsed (with signature guaranteed) for transfer to HMTF (or, if applicable, its assignee). By delivery of such certificates or agreements to HMTF (or, if applicable, its assignee) such Non-HMC Group Holder will be deemed to represent and warrant to HMTF (or, if applicable, its assignee) that the transferred Offered Securities are owned by such Non-HMC Group Holder free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Stockholders Agreement. The Non-HMC Group Holder will promptly perform, whether before or after any such closing, such additional acts (including without limitation executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated by this Section 5.3.

       5.3.3 Assignment. The rights of HMTF under this Section 5.3 may be assigned or transferred in whole or in part by HMTF, without any consent or other action on the part of any other party hereto, to any one or more members of the HMC Group.

       Section 5.4 Termination of Certain Restrictions. Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by Section
5.3.1 upon the transferability of the Securities and the legend requirements of
Section 5.2.1 shall terminate as to any Security (i) when and so long as such Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or disposed pursuant to the provision of Rule 144 or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Security may be transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by Section 5.2 shall terminate as to any Security, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new Security not bearing the restrictive legend set forth in Section 5.2.

                                   ARTICLE 6

                                PURCHASE OPTION

       Section 6.1.  Purchase Option.

       6.1.1 Purchase Option. Unless Section 4.1 or 4.2 is otherwise applicable, if (i), and at such time as, R. Steven Hicks' is no longer a director, officer or employee of the Company or any Subsidiary of the Company, for any reason at any time or (ii) a Change of Control occurs, the Company shall have the option (the "Purchase Option") to purchase, and if the Purchase Option is exercised, R. Steven Hicks (or the executor or administrator of R. Steven Hicks' estate, in the event of R. Steven Hicks' death, or R. Steven Hicks' legal representative in the event of his incapacity) (hereinafter, collectively with R. Steven Hicks, the "Grantor") shall sell to HMTF, (or as provided in Section 6.1.4 an assignee of HMTF) all or any portion (at the option of HMTF acting for itself or, if applicable, its assignee) of the shares of Common Stock, Warrants and/or Common Stock Equivalents held by the Grantor (such shares of Common Stock, Warrants and/or Common Stock Equivalents collectively being referred to as the "Purchasable Securities"), subject to HMTF's (or, if applicable, its assignee) compliance with the conditions hereinafter set forth. HMTF (acting for itself or, if applicable, its assignee) shall give notice (the "Purchase Notice") in writing to the Grantor of the exercise of the Purchase Option within 120 days from the date R. Steven Hicks is no longer a director, officer or employee of the Company or any Subsidiary of the Company or such Change of Control. Such Purchase Notice shall state the number of Purchasable Securities to be purchased and the exercise price for each Purchasable Security (on a per share basis or, in the case of securities other than capital stock, other applicable denomination).
If no notice is given within the time limit specified above, the Purchase Option shall terminate.

       6.1.2 Closing. Unless otherwise agreed by the Grantor and HMTF, (acting for itself or, if applicable, its assignee) the closing of each exercise of the Purchase Option will take place at the offices of the Company in Dallas, Texas, on the fifth business day after the Purchase Notice is mailed or delivered in accordance with this Section 6.1. At the closing, HMTF (of, if applicable, its assignee) will pay the exercise price to the Grantor in cash (by certified or cashier's check) solely upon such Grantor's delivering to HMTF (or, if applicable, its assignee) valid certificates or agreements evidencing all Purchasable Securities then being purchased pursuant to the exercise of the Purchase Option. Certificates or agreements representing the Purchasable Securities will be duly endorsed (with signature guaranteed) for transfer to HMTF (or, if applicable, its assignee). Upon delivery of such certificates or agreements to HMTF(or, if applicable, its assignee) , the Grantor will be deemed to represent and warrant to HMTF (or, if applicable, its assignee) that the transferred Purchasable Securities are owned by the Grantor free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Stockholders Agreement. In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any lien, adverse claim or other encumbrance on any Purchasable Securities by the scheduled closing date (at the option of HMTF acting for itself or, if applicable, its assignee) the closing shall nevertheless occur on such scheduled closing date, with the exercise price being reduced to the extent of all unpaid indebtedness for which such Purchasable Securities are then encumbered. Payment of the exercise price for the Purchasable Securities is not required in order to effect the timely exercise of the Purchase Option. In order to ensure the transfer of the Purchasable Securities purchased upon exercise of the Purchase Option, the Grantor hereby appoints HMTF as his or its attorney in fact for the purpose of effecting any such transfer, and the Grantor acknowledges and agrees that such power of attorney is coupled with an interest and is irrevocable. Moreover, HMTF (or, if applicable, its assignee) and the Grantor will promptly perform, whether before or after any Purchase Option closing, such additional acts (including without limitation executing and delivering additional documents) as are reasonably required by either such party to effect more fully the transactions contemplated hereby.

       6.1.3 Exercise Price. The exercise price for each Purchasable Security will equal the Appraised Value per share (or, in the case of securities other than capital stock, other applicable denomination) to be paid in connection with the exercise of the Purchase Option.

       6.1.4 Assignment of Purchase Option. The Purchase Option may be assigned or transferred in whole or in part by HMTF to any one or more members of the HMC Group without any consent or other action on the part of any other party hereto.


                                   ARTICLE 7

                               PREEMPTIVE RIGHTS

       7.1 Rights to Participate in Future Sales. In case the Company proposes to issue or sell any shares of Common Stock to any member of the HMC Group (the "Additional Securities"), the Company shall, no later than twenty days prior to the consummation of such transaction (a "Preemptive Rights Transaction"), give notice in writing (the "Offer Notice") to R. Steven Hicks (the "Rights Holder") of such Preemptive Rights Transaction. The Offer Notice shall describe the proposed Preemptive Rights Transaction and contain an offer (the "Preemptive Rights Offer") to sell to Rights Holder if he certifies (to the reasonable satisfaction of the Company) that the Rights Holder is an Accredited Investor, at the same price and for the same consideration to be paid by the proposed purchaser, all of the Rights Holder's pro rata portion of the Additional Securities (which shall be based on the ratio that the Fully-Diluted Common Stock held by the Rights Holder, excluding, for the purposes of such calculation, any shares of Common Stock issuable upon exercise of any Common Stock Equivalents granted pursuant to any employee, officer or director benefit plan or arrangement, bears to the Fully-Diluted Common Stock held by the HMC Group). If the Rights Holder fails to accept such offer by written notice five days after his receipt of the Offer Notice, the Company may proceed with the proposed issue or sale of the Additional Securities, free of any right on the part of the Rights Holder under this Section 7.1 in respect thereof. Notwithstanding any provision contained herein to the contrary, the rights of the Rights Holder arising under this Section 7.1 shall not be transferable and any attempted transfer or assignment shall render such right void.

       7.2    Exceptions to Preemptive Rights.  Section 7.2 shall not apply to
(i) issuances or sales of Common Stock to any member of the HMC Group who is an employee, officer, and/or director of the Company and/or any of its Subsidiaries pursuant to employee benefit or similar plans or arrangements of the Company and/or its Subsidiaries, (ii) issuances or sales of Common Stock upon exercise of any Common Stock Equivalent, (iii) securities distributed or set aside ratably to all holders of Common Stock on a per share equivalent basis, or (iv) issuances or sales of Common Stock pursuant to a registered underwritten public offering, a merger of the Company or a subsidiary of the Company into or with another entity or an acquisition by the Company of a subsidiary of the Company or another business or corporation.


                                   ARTICLE 8

                              ADDITIONAL WARRANTS

       8.1 HMC Group Investment. If after the date of this Stockholders Agreement, the HMC Group should purchase additional shares of Common Stock from the Company, other than shares of Common Stock issued upon the exercise of any Common Stock Equivalents granted pursuant to any employee, officer or director benefit plan of arrangement ("New Shares"), then the Rights Holder shall be entitled to receive from the Company for no additional consideration a warrant (a "New Warrant") in the same form and substance as the Warrant except that each New Warrant shall provide:

              (a) for an initial Exercise Price (as such term is defined and used in the Warrant) equal to the price per share of Common Stock paid by the HMC Group in connection with such purchase, with such initial Exercise Price being increased at the rate of interest provided for in the Warrant;

              (b)    for a term of ten years from the date of grant;

              (c) for a number of shares subject thereto equal to an amount of (i) 10% of the New Shares so purchased by the HMC Group up to an aggregate purchase price of $10,000,000 and (ii) 7.5% of the New Shares so purchased by the HMC Group at an aggregate purchase price that is in excess of that provided in clause (i) above; and

              (d) that the number of shares of Common Stock subject to each New Warrant shall be allocated 80% to the A Warrant and 20% to the B Warrant (as such terms are defined and used in the Warrant).

       Notwithstanding any provision contained herein to the contrary, the rights of the Rights Holder arising under this Section 8.1 shall not be transferable and any attempted transfer or assignment shall render such right void.


                                   ARTICLE 9

                                  TERMINATION

       The provisions of this Agreement shall terminate on the tenth anniversary of the date of this Stockholders Agreement; provided, however, that Sections 4.1 and 4.2 and Articles 5 (other than Sections 5.2 and 5.4), 6, 7 and 8 of this Agreement shall terminate upon the consummation prior to the expiration of such 10-year period of a Qualified IPO.

                                   ARTICLE 10

                                 MISCELLANEOUS

       Section 10.1 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

       If to the Company:

              Capstar Broadcasting Partners, Inc.
              200 Crescent Court, Suite 1600
              Dallas, Texas  75201
              Attention:  President

       Copies to:

              Vinson & Elkins L.L.P.
              3700 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201
              Attention:    Michael D. Wortley

       If to HMTF:

              Hicks, Muse, Tate & Furst Incorporated
              200 Crescent Court, Suite 1600
              Dallas, Texas 75201
              Attention:    Thomas 0. Hicks
                            John R. Muse
                            Jack D. Furst
                            Lawrence D. Stuart, Jr.

              Hicks, Muse, Tate & Furst Incorporated
              1325 Avenue of the Americas
              25th Floor
              New York, New York 10019
              Attention:    Charles W. Tate
                            Alan B. Menkes
                            Michael J. Levitt

       Copies to:

              Vinson & Elkins L.L.P.
              3700 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201
              Attention:    Michael D. Wortley

       If to any Holder, at its address listed on the signature pages hereof.

       Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

       Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

       Section 10.2 Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

       Section 10.3 Governing Law; Jurisdiction. THIS STOCKHOLDERS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

       Section 10.4 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Stockholders Agreement, provisions of this Stockholders Agreement that are for the Holders' benefit as the holders of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities, except as otherwise expressly provided herein. This Stockholders Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns.

       Section 10.5 Duplicate Originals. All parties may sign any number of copies of this Stockholders Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

       Section 10.6 Severability. In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

       Section 10.7  No Waivers; Amendments.

       10.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

       10.7.2 Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided that no such amendment or waiver shall, (i) unless signed by all of the Holders, amend the provisions of Section 2.1, (ii) unless signed by all of the Holders affected, (A) amend the provisions of this Section 10.7.2 or (B) change the number of Holders which shall be required for the Holders or any of them to take any action under this Section 10.7.2 or any other provision of this Stockholders Agreement, and (iii) unless signed by a majority of the Holders who are not members of the HMC Group, amend Article 3, Section 4.1, Section 4.2 or Article 5, or grant a waiver thereunder, so as to (A) impose additional obligations on or modify existing obligations in a manner adverse to such Holder who is not a member of the HMC Group, Holders who are not members of the HMC Group that are not imposed on Holders who are members of the HMC Group or (B) adversely affect the rights granted to the Holders who are not members of the HMC Group where such amendment or waiver does not apply to the same extent to the rights granted thereunder to the Holders who are members of the HMC Group.

       Section 10.8 Third Parties. Each member of the HMC Group is an intended third party beneficiary of this Stockholders Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                      SIGNATURES TO STOCKHOLDERS AGREEMENT

       IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed, all as of the date first written above.



                                                  CAPSTAR BROADCASTING PARTNERS,
                                                  INC.



                                                  By:    /s/ R. STEVEN HICKS
                                                     ---------------------------
                                                  Name:      R. Steven Hicks
                                                       -------------------------
                                                  Title:     President
                                                        ------------------------


                                                  HICKS, MUSE, TATE & FURST
                                                  INCORPORATED



                                                  By:     /s/ THOMAS O. HICKS
                                                     ---------------------------
                                                  Name:       Thomas O. Hicks
                                                       -------------------------
                                                  Title:      President
                                                        ------------------------

                      SIGNATURES TO STOCKHOLDERS AGREEMENT


                                   NAME OF HOLDER:

                                   CAPSTAR BROADCASTING PARTNERS, L.P.

                                        By:     HM3/Capstar Partners, L.P.,
                                                its General Partner

                                        By:     HM3/Capstar, Inc.,
                                                its General Partner

                                                By:     /s/ THOMAS O. HICKS
                                                   -----------------------------
                                                Name:       Thomas O. Hicks
                                                     ---------------------------
                                                Title:      President
                                                      --------------------------

                      SIGNATURES TO STOCKHOLDERS AGREEMENT


                                   NAME OF HOLDER:



                                                      /s/ R. STEVEN HICKS
                                                -------------------------------

                                                R. Steven Hicks
                                                Address:


                                                       600 Congress Ave.
                                                -------------------------------
                                                       Suite 1270
                                                -------------------------------
                                                       Austin, TX 78701
                                                -------------------------------

                                                -------------------------------